SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              DIOMED HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)



      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

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            the filing fee is calculated and state how it was determined):

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      3)    Filing Party:

      4)    Date Filed:

                              DIOMED HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2006

      As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the annual meeting of stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., local time, on May 23, 2006, for the following purposes:

      1. To elect nine directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

      2. To approve the issuance of shares of common stock in exchange for preferred stock we issued on September 30, 2005 at an exchange rate less than $2.17 per share if the antidilution provisions of the preferred stock so require;

      3. To approve the issuance of shares underlying the warrants we issued on September 30, 2005 at an exercise price of less than $2.12 per share if the antidilution provisions of the warrants so require;

      4. To ratify the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2006; and

      5. To transact such other business as may properly come before the meeting.

      Your board of directors recommends that you vote in favor of each of the proposals described in this proxy statement.

      Only stockholders of record at the close of business on April 3, 2006 will be entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment or postponement thereof. The transfer books will not be closed.

      We hope you can attend the annual meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. Your attention is directed to the attached proxy statement.

      If you plan to attend the annual meeting, please note that this is a stockholders' meeting and attendance will be limited to stockholders of the Company or their qualified representatives. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date. A qualified representative of a stockholder must have identification as well as a properly executed proxy from the stockholder he or she is representing. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

                                   By Order of the Board of Directors,


                                   /s/ David B. Swank
                                   Secretary

Andover, Massachusetts
April 24, 2006

                              DIOMED HOLDINGS, INC.
                                 ONE DUNDEE PARK
                                ANDOVER, MA 01810
                                  978-475-7771

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 23, 2006


Please note that you can find additional information from various sources, including the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. In addition, all of our recent SEC filings are available at www.diomedinc.com.

                               GENERAL INFORMATION

      The annual meeting of stockholders (the "annual meeting") of Diomed Holdings, Inc., a Delaware corporation (the "Company"), will be held on May 23, 2006, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. This proxy statement is furnished in connection with the solicitation of proxies by our board of directors on behalf of the Company in connection with the annual meeting and any continuation or adjournment thereof. Accompanying this proxy is a copy of our Annual Report on Form 10-KSB/A, including financial statements, for the year ended December 31, 2005. We first distributed this proxy statement and the enclosed form of proxy to our stockholders on or about April 25, 2006.

Description of Business

      We refer you to our 2005 annual report for information concerning our business, the history of our corporate structure and risk factors related to our business. The 2005 annual report also contains our consolidated financial statements for the year ended December 31, 2005.

Solicitation of Proxies

      In addition to solicitation by mail, our authorized directors, officers, employees and agents may solicit proxies in person, electronically (by facsimile or email or through the Internet) or by telephone at no additional compensation. We will also request record holders of common stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and, upon request, will reimburse such record holders for the costs of forwarding the material in accordance with customary charges. We will bear all the cost of all proxy solicitations.

Revocation of Proxies

      Any proxy given pursuant to this solicitation may be revoked by filing with, and the receipt by, the Secretary of the Company of a written revocation or duly executed proxy bearing a later date. Providing us with your proxy does not preclude the stockholder from voting in person at the annual meeting. The persons named in the form of proxy solicited by the board of directors will vote all proxies that have been properly executed by stockholders of record and returned to the Company prior to the annual meeting.

Voting Proxies

      If a stockholder specifies on its proxy a choice with respect to the Proposal to be acted upon, the proxy will be voted in accordance with that specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR EACH PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the election of the nominees for director named in this proxy statement and the Proposals described herein, the persons named in the proxy also may vote in favor of a proposal to recess the annual meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the annual meeting.

Record Date

      Holders of record of our common stock and our preferred stock at the close of business on April 3, 2006 have the right to receive notice of and to vote at the annual meeting. As of the record date, 19,448,728 shares of common stock were issued and outstanding and 3,975,000 shares of preferred stock were issued and outstanding.

Voting Rights

      Each holder of record of common stock and preferred stock is entitled to one vote for each share held with respect to each matter, except the election of directors, to be voted upon at the annual meeting. With respect to the election of directors, each stockholder shall be entitled to cast as many votes as shall equal the number of votes that such stockholder would be entitled to cast (but for the provision of cumulative voting), multiplied by the number of directors to be elected. For example, a holder of eight shares of common stock would be entitled to cast 72 votes in the election of directors, which is equal to the eight shares held multiplied by the nine directors to be elected. A holder may cast, in the holder's discretion, all of such holder's votes for one nominee or may distribute the votes for any two or more nominees.

Quorum

      Presence in person or by proxy of the holders representing a majority of the outstanding shares of capital stock entitled to vote at the annual meeting will constitute a quorum. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter (including broker non-votes) will count towards a quorum, but will not be voted. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held.

Vote Required

      In the case of Proposal 1, directors will be elected by a plurality of votes cast. Each of the other Proposals will be approved if the holders of at least a majority of the outstanding shares present at the meeting of our common stock and our preferred stock, voting as a single class, vote to approve those Proposals. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter will count towards a quorum, but will not count as votes cast on such matter. An abstention from voting on Proposals 2 through 4 has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently.

Interests of Certain Stockholders

      As a result of the securities purchased by the investors in our September 30, 2005 preferred stock financing transaction, these investors have an interest in the outcome of the stockholder's votes on Proposal 2 and Proposal 3, since, in either case, approval of the Proposal will allow the possibility of a reduction in the price at which the investor may acquire shares of our common stock in the future. The terms and conditions of these securities are described in further detail in our 2005 annual report, and the forms of the agreements under which we issued these securities are included as exhibits to the Current Report on Form 8-K that we filed on October 4, 2005 with the SEC.

      We expect the investors holding shares of common stock and preferred stock as of the April 3, 2006 record date for the annual meeting who are holders of the preferred stock and warrants that we issued on September 30, 2005 to vote their shares in favor of Proposal 2 and/or Proposal 3. As of the record date, we believe that the investors who hold preferred stock we issued on September 30, 2005 owned at least approximately 1,309,000 shares of common stock as of the record date, and these investors owned 3,975,000 shares of preferred stock as of the record date. However, not all of the preferred stock held will be voted, because under an agreement with the Company entered into at the time they purchased the preferred stock, two affiliated investors, who collectively own 2,000,000 shares of preferred stock, agreed not to vote their preferred stock to the extent that such votes would exceed 4.99% of the outstanding shares of common stock (calculated assuming all of the preferred stock had been exchanged for common stock). Therefore, although all shares of preferred stock held by these two investors will count for purposes of determining a quorum, these investors will only be able to vote up to approximately 1,170,000 shares of preferred stock at the annual meeting. Accordingly, we believe that the investors holding preferred stock may cast approximately 4,480,000 votes in favor of Proposal 2. In addition, we believe that those investors who hold the warrants we issued on September 30, 2005 hold approximately 1,363,000 shares of common stock and 3,975,000 million shares of preferred stock as of the record date. After giving effect to the voting agreement described above, we believe that these investors may cast approximately 4,534,000 votes in favor of Proposal 3.

                              BENEFICIAL OWNERSHIP

The following table sets forth beneficial ownership information as of March 30, 2006 for our capital stock owned by:

      - our chief executive officer and other executive officers whose salary and bonuses for 2005 exceeded $100,000 and whose annualized salary exceeds $100,000 (we refer to these persons as the Named Executive Officers);

      -     each director;

      -     our directors and executive officers as a group; and

      - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and other classes of voting stock.

To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

                                     AMOUNT AND NATURE OF
NAME                                 BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
----                                 --------------------    -------------------

Sidney Braginsky                          36,250    (2)              .2%
Gary Brooks                               41,250    (3)              .2%
A. Kim Campbell                           44,250    (4)              .2%
Joseph Harris                             36,250    (5)              .2%
Geoffrey Jenkins                          96,083    (6)              .5%
Peter Klein                               40,250    (7)              .2%
Edwin Snape                               36,250    (8)              .2%
David Swank                              151,467    (9)              .8%
James A. Wylie, Jr.                      619,873   (10)             3.1%
Christopher Geberth                       32,833   (11)              .2%
Cary Paulette                             73,750   (12)              .4%
Kevin Stearn                              92,500   (13)              .5%
John J. Welch                             77,500   (14)              .4%
All officers and directors
  as a group (13 persons)              1,378,506                    6.7%

Beneficial Owners of More than 5% of the Company's common stock

Samuel Belzberg                        1,714,260   (15)             8.8%
Zesiger Capital Group                  1,672,786   (16)             8.6%
Galleon Healthcare Partners, L.P.
  and affiliates                       1,134,000   (17)             5.8%
Omicron Master Trust                   2,524,912   (18)            11.5%
ProMed Partners, L.P.
  and affiliates                       2,120,401   (19)            10.3%
Gruber McBain and affiliates           1,403,100   (20)             6.8%

(1) Calculated pursuant to Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended. Percentages shown for all officers and directors as a group are calculated on an aggregate basis and percentages shown for individuals are rounded to the nearest one-tenth of one percent. The mailing address for each of the directors and officers is c/o Diomed, Inc., One Dundee Park, Andover, MA 01810.

(2) Includes 36,250 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(3) Includes 1,000 shares held plus 40,250 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(4) Includes 44,250 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(5) Includes 36,250 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(6) Includes 96,083 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(7) Includes 40,250 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(8) Includes 36,250 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(9) Includes 10,000 shares held plus 141,467 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(10) Includes 85,961 shares held plus 533,912 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(11) Includes 2,000 shares held plus 30,833 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(12) Includes 73,750 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(13) Includes 92,500 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(14) Includes 77,500 shares of common stock issuable upon the exercise of stock options vested through 5/31/06.

(15) Includes 1,709,593 shares of common stock held by Gibralt US, Inc. and 4,667 shares issuable upon the exercise of fully vested stock options held by Mr. Belzberg. Mr. Belzberg is an affiliate of Gibralt Capital Corp. and Gibralt U.S. Inc., and therefore is deemed to beneficially own the securities it holds. Mr. Belzberg's address is c/o Gibralt Capital Corp., 1075 W Georgia Street, Suite 1075, Vancouver, BC V6E 3C9 Canada.

(16) Includes 1,672,786 shares of common stock as to which we believe Zesiger has sole dispositive power, as investment adviser for Zesiger clients, none of whom individually owns more than 5% of the common stock. Zesiger's address is 320 Park Avenue, 30th Floor, New York, NY 10022.

(17) Includes 1,134,000 shares of common stock held. Galleon's address is 135 E 57th Street, 16th Floor, New York, NY 10022.

(18) Includes 965,940 shares underlying convertible debentures plus 1,558,972 shares of common stock underlying warrants. Omicron's address is 810 Seventh Ave., 39th Floor, New York, NY 10019.

(19) Includes 1,025,401 shares of common stock held, 775,000 shares of preferred stock held and 320,000 shares of common stock underlying warrants. Does not give effect to 9.9% limitations on ownership which restrict the exchange of preferred stock and exercise of warrants. ProMed's address is 230 Park Avenue, 9th Floor, New York, NY 10017.

(20) Includes 283,100 shares of common stock held, 800,000 shares of common stock underlying preferred stock held and 320,000 shares of common stock underlying warrants held. Does not give effect to 4.9% limitations on ownership which restrict the exchange of preferred stock and exercise of warrants. Gruber McBain's address is 50 Osgood Place, San Francisco, CA 94133.

                              RELATED TRANSACTIONS

During the past two years, we have entered into transactions with several related parties. The transactions were completed to finance our operations and to implement our business plans. We believe that each of these transactions were on terms as favorable to it as the terms we could have obtained from independent third parties.

                     PARTICIPATION BY RELATED PARTIES IN THE
                 SEPTEMBER 30, 2005 PRIVATE PLACEMENT FINANCING

Among the investors in the financing transaction that we completed on September 30, 2005 are ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, L.P. Prior to the September 30, 2005 financing, these entities collectively beneficially owned excess of 5% of our outstanding common stock. These entities collectively invested a total of $2 million in our September 30, 2005 financing transaction, and accordingly, we issued an aggregate of 800,000 shares of preferred stock and warrants to purchase up to 320,000 shares of common stock to these entities. The ProMed entities participated in the September 30, 2005 financing transaction on identical terms as the other investors in that financing.

One of our private placement agents in the September 30, 2005 financing, Musket Research Associates, Inc., is a related party to the ProMed entities. Specifically, Mr. David Musket is the president of Musket Research Associates and he also has investment and voting control over the shares of our common stock beneficially owned by the ProMed entities. With the prior approval of our board of directors, we entered into a written placement agency agreement with Musket Research Associates. Pursuant to that agreement, Musket Research Associates raised $7 million in gross proceeds in the September 30, 2005 financing (including the $2 million invested by the ProMed entities), and we paid Musket Research Associates commissions of $350,000 for its services in connection with the September 30, 2005 financing. The rate of commission paid to Musket Research Associates is the same rate as that we paid to our other private placement agent in the September 30, 2005 financing, Roth Capital Partners, LLC, which is not a related party. Roth Capital raised $3 million in gross proceeds and accordingly we paid $150,000 in placement agent fees to Roth Capital. Our board of directors determined that our agreement with Musket Research to be on fair terms, as if it had been negotiated at arms-length with an unrelated party.

Among the holders of convertible debentures we issued in October 2004 to investors who participated in a financing that we entered into on September 28, 2004 is Omicron Master Trust. As a result of the securities it acquired in that transaction, Omicron became the beneficial holder of in excess of 5% of our common stock. The terms of the debentures we issued to Omicron and the two other debt investors in the 2004 private placement include negative covenants that were implicated by the proposed financing that we ultimately completed on September 30, 2005. As an inducement to and in consideration for the waiver of these negative covenants, we issued common stock purchase warrants to Omicron and the other debenture holders for the purchase of 200,000 shares of common stock, on a pro rata basis, according to the principal amount of debentures held. Of these, we issued 119,181 warrants to Omicron. Our board of directors determined that the issuance of these warrants was fair consideration for the waiver of rights by the debenture holders as if the same had been negotiated at arms-length with unrelated parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of any class of our capital stock to file with the SEC initial reports of ownership and reports of changes in ownership and to provide copies of such reports to us. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2005, we believe that all of the filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with during the most recent fiscal year as to which we have issued our annual report.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified. As a result, the terms of each of the nominees below will expire at the annual meeting.

      Although all nominees have indicated their willingness to serve if elected, if at the time of the annual meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the board may designate.

      Information about the nominees for election as directors appears below:

                             DIRECTOR          PRINCIPAL OCCUPATION DURING
NAME                 AGE      SINCE            LAST FIVE YEARS AND DIRECTORSHIPS
----                 ---     --------          ---------------------------------
Geoffrey Jenkins     54      2002              Mr. Jenkins has been a director of the Company's wholly-owned subsidiary,
                                               Diomed, Inc. since 2001 and a  director of the Company since the February 14,
                                               2002 merger.  He is chairman of the Compensation Committee and the Nominating
                                               - Corporate Governance Committee, and has been the chairman of the board of directors of the Company since January 2003. He has over twenty-five years of experience in building consumer and professional healthcare companies.  Mr.
                                               Jenkins is currently Vice President of W/W Operations for Inverness Medical a
                                               leader in rapid diagnostic tests.   In 2000, he founded and became the
                                               president of UV-Solutions, LLC, a product development company.  From 1998 to
                                               2000, Mr. Jenkins held the positions of chief operating officer and then president of MDI Instruments, which was acquired by Becton Dickinson in 1999.
                                               Prior to MDI, Mr. Jenkins was Corp. Vice President of Operations for MediSense
                                               which introduced the first biosensor-based blood glucose test for people with diabetes. Jenkins holds a BS and BA from Clarkson University, awarded in 1976.

Sidney Braginsky     68      2004              Mr. Braginsky has been a director since January 2004.  Mr. Branginsky has in excess of thirty years of executive experience in scientific and consumer products.  During the past five years and prior thereto, Mr. Braginsky has held a variety of executive level positions.  Currently, Mr. Braginsky is the chairman of DoubleD Venture Fund, LLC, chairman of Atropos Technologies, LLC, chief executive officer and president of Ineedmd, Ltd. and chairman and chief executive officer of Digilab, LLC, a manufacturer and marketer of spectroscopy instruments.  From 2001 through 2003, Mr. Braginsky was president of
                                               Mediscience Corp., a designer and developer of diagnostic medical devices.
                                               From 1994 through 2000, he was president and chief operating officer of
                                               Olympus America, Inc., which he joined in 1970. During his tenure at Olympus
                                               America, a business unit of the global Japanese company, Mr. Braginsky built
                                               Olympus America into a billion dollar business unit focused on optical products.  Mr. Braginsky currently serves as a director of Noven
                                               Pharmaceutical Corp. (where he is a member of the Audit Committee), a director of Estech Cardiology and a director of E.O.S. Electro-Optical Systems.  Mr.
                                               Braginsky is also chairman of the board of City University of New York, Robert
                                               Chambers Laboratory, chairman of International Standards Organization Optics and Electro-Optical Systems and a board member of several other organizations in the scientific and educational community.  Mr. Braginsky attended the City
                                               University of New York.

Gary Brooks          72      2003              Mr. Brooks has been a director of the Company since March 2003 and is a member of the Audit Committee.  Mr. Brooks is a nationally recognized turnaround consultant and crisis manager.  During the past five years and prior thereto,
                                               Mr. Brooks has principally served as chairman and chief executive officer of
                                               Allomet Partners, Ltd. where, since 1985, he has provided turnaround consulting and interim management services to more than 400 companies.
                                               Currently, Mr. Brooks also serves as the Managing Director of the Central Fund of the Community Development Venture Capital Alliance. The Fund invests in enterprises that are expected to yield both financial and social returns to their communities. He has over thirty-five years of diversified executive management experience.  Mr. Brooks earned a BS in Biochemical Engineering and
                                               Industrial Management from Massachusetts Institute of Technology in 1955 and an MS in Chemical Engineering and Operations Research from the University of
                                               Rochester in 1959.

A. Kim Campbell      59      2002              Ms. Campbell has been a director of the Company since March 2002, and is a member of the Compensation Committee.  Ms. Campbell served as Canada's 19th
                                               (and first female) Prime Minister in 1993.  She was also Canada's Minister of
                                               Justice, Attorney General and Minister of National Defense.  Currently, Ms.
                                               Campbell is the Secretary General of the Club of Madrid, an organization which promotes democracy and is comprised of 70 former heads of state and government.  She maintains her long-standing relationship with Harvard
                                               University by serving as an Honorary Fellow to the Center for Public
                                               Leadership at the John F. Kennedy School of Government.  In 2000, she
                                               completed a four-year term as Consul General of Canada in Los Angeles,
                                               California, in which she fostered trade in the high-tech and biotechnology industries.  Ms. Campbell holds a range of prestigious positions, including
                                               Senior Fellow of the Gorbachev Foundation of North America in Boston,
                                               Massachusetts, member of the International Council of the Asia Society of New
                                               York and Chair Emerita of the Council of Women World Leaders, an organization of current and former Presidents and Prime Ministers.  Ms. Campbell holds a BA and an LLB from the University of British Columbia, awarded in 1969 and 1983, respectively, performed doctoral work in Soviet government at the London
                                               School of Economics from 1970 to 1973 (ABD), and holds seven honorary doctorates.

Joseph Harris        59      2004              Mr. Harris has been a director of Diomed since February 2004. Mr. Harris is currently a partner in Trillium Lakefront Partners, III, an early stage and growth equity venture capital company. He has also served as senior vice-president and director of corporate strategy & development for Smithkline
                                               Beecham, where his responsibilities included management of corporate acquisitions, divestitures, and joint ventures; Eastman Kodak, as managing director of business development and director of Licensing Technology
                                               Development; and senior vice president, corporate development at Cantel
                                               Medical Corp, a publicly-traded medical device company. Mr. Harris was a certified public accountant with Coopers & Lybrand and practiced law in the
                                               State of New York with the Mackenzie law firm.  Mr. Harris also serves on the board of directors of Ortho Vita, Inc., a manufacturer and marketer of bio-materials.  Mr. Harris received his bachelors degree in Accounting and his
                                               MBA from Syracuse University School of Business. He earned his Juris Doctor degree from the Syracuse University School of Law.

Peter Klein          53      2002              Mr. Klein has been a director of the Company's wholly-owned subsidiary,
                                               Diomed, Inc., since 1999 and a director of the Company since the February 14,
                                               2002 merger. Mr. Klein served as the president and chief executive officer of
                                               Diomed, Inc. from June 1999 and of the Company since the merger through
                                               January 2003, at which time he resigned from the offices of president and chief executive officer, but remained a director.  Mr. Klein is currently president and chief executive officer of Enefco International Inc., a manufacturer of custom die cut and assembly work products.  For thirteen years prior to joining Diomed, Mr. Klein has served as an executive in the medical image processing business, first as founder, president and co-chairman of
                                               Tomtec Imaging Systems, then as president and chief executive officer of
                                               Medison America, Inc., a subsidiary of the Korean Group Medison.

Edwin Snape, Ph.D.   66      2004              Dr. Snape has been a director since January 2004.  Dr. Snape has extensive experience in a broad range of medical-related fields.  His experience in the field of medical devices represents a broad range of technologies and markets, including wound drainage, blood transfusion, ultrasound, MRI, implantable devices, drug delivery, vascular access, organ isolation, arterial fibrillation, cardiac monitoring, temperature management and thrombectomy.  In the diagnostic field, Dr. Snape's experience includes alcohol and drug testing, diabetes, cardiovascular disease, haemotology testing and antibody-based diagnostic testing.  His experience in the pharmaceutical field includes drug delivery, CNS disorders, viral and bacterial diseases, GI tract disorders, human tissue and organ regeneration and oncology.  During the past five years and prior thereto, Dr. Snape has been a partner of New England
                                               Partners, a venture capital company based in Boston, Massachusetts founded in
                                               1995.  He was either the founder or management partner in nine private equity funds, and has been involved in numerous investments, including over 32 investments in the health care sector, fourteen of which completed initial public offerings and seventeen of which were either merged or acquired.  Dr.
                                               Snape earned Bachelor of Science and Ph.D. degrees from University of Leeds,
                                               England.

David Swank          48      2003              Mr. Swank has been a Director of the Company since March 2003 and served as
                                               Chairman of the Audit Committee from that time until he became the Company's
                                               Chief Financial Officer, effective September 1, 2003. Mr. Swank is President and Founder of BrookstoneFive, Inc., a private consulting firm engaged in corporate strategy formulation and capital acquisition.  Since 1997, Mr. Swank has principally been the President of BrookstoneFive, Inc., although from 2001 to the beginning of 2003, he also served as Executive Vice President and Chief
                                               Financial Officer of Melard Technologies, Inc., a New York-based, privately held high-tech developer of wireless computing devices.  From 1994 to 1996, he served as Executive Vice President - Corporate Development and Senior Vice
                                               President - Chief Financial Officer at Telxon Corporation, a publicly traded developer of mobile computing devices, and from 1989 to 1992; he was Regional
                                               Controller for PepsiCo Foods International (PFI), the international snack food subsidiary of PepsiCo, Inc.  Mr. Swank's other experience includes Chief
                                               Financial Officer at AVM Systems, Inc., a high-tech developer of Command and
                                               Control Systems, and Audit Manager at Peat, Marwick, Mitchell & Company
                                               (currently KPMG), an international "Big Four" accounting firm.  Mr. Swank earned a BS in Business Administration in the honors accounting program at The
                                               Ohio State University in 1980 and an MBA with a concentration in Finance at
                                               Southern Methodist University in 1989.

James A. Wylie, Jr.  67      2003              Mr. Wylie has been a Director of the Company since January 2003, at which time he also became the Company's President and Chief Executive Officer.  Prior to
                                               joining the Company, Mr. Wylie acted as a consultant from 1994 through 2002, providing strategic advisory and interim executive management services to institutional investors and operating companies in the medical device, health care, chemical and telecommunications industries.  Mr. Wylie has more than 30 years of global executive management experience as a Division President, Group
                                               Executive, President and Chief Executive Officer of both private and public corporations.  Mr. Wylie holds a BS in Chemistry from Bates College.

      None of the persons named above are related by blood, marriage or adoption to any other director nominees or any of our executive officers.

Director Nomination by Stockholders

      In accordance with our by-laws, a stockholder who is interested in nominating a person to the board (or making any other proposal to the stockholders) should submit in writing to the Secretary of the Company timely notice of such nomination (or stockholder proposal). Any such notice must be given either by personal delivery or by United States mail, postage prepaid, not less than 30 nor more than 90 days in advance of the annual meeting; provided however, that in the event we give less than 40 days' notice of the date of the meeting, notice of such nomination (or stockholder proposal) must be received not later than the close of business on the tenth day following the day on which our notice of the date of the meeting was mailed or otherwise given. The contents of a stockholder notice of director nomination (or other proposal) must be as specified in our by-laws, a copy of which may be obtained by any stockholder who directs a written request for the same to the Secretary of the Company.

Communicating with the Board of Directors

      The board of directors will give appropriate attention to written communications received from stockholders and will respond if and as the board in its discretion deems appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for referring matters submitted by stockholders as the chairman, in consultation with our outside legal counsel, deems appropriate. Generally, the chairman will refer to the board communications from stockholders that relate to important substantive matters and include suggestions, comments or information that the chairman considers important for the directors to know. Communications related to corporate governance and long-term corporate strategy are generally more likely to receive the attention of the board than are communications relating to ordinary business affairs, personal grievances and matters to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications to the board of directors should address such communications in writing to the Board of Directors, c/o Investor Relations, Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810.

                       CERTAIN INFORMATION CONCERNING THE
                      BOARD OF DIRECTORS AND ITS COMMITTEES

Committees

      Our board of directors has established three standing committees: an Audit Committee, a Nominating-Corporate Governance Committee (which we refer to as the Nominating Committee in this discussion) and a Compensation Committee.

      The Audit Committee members are Gary Brooks, a member since 2003 and the Chairman until January 2004; Sidney Braginsky, a member since January 2004; and Joseph Harris (Chairman), a member since January 2004 and successor to Mr. Brooks as Chairman. The Audit Committee is charged with overseeing that management has (a) maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; (b) established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and (c) established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies. The Audit Committee operates pursuant to a charter adopted by the board, which is attached to this proxy statement as Appendix A. The 2005 report of the Audit Committee is included below.

      In choosing the board's Audit Committee members, the board of directors considered a number of factors, including the business experience and financial expertise of proposed Audit Committee members. At the time they became directors, the board of directors determined that Gary Brooks and Joseph Harris each satisfied the Securities and Exchange Commission's definition of "Audit Committee financial expert" contained in the SEC's rules. It is our practice that the Audit Committee shall approve all audit, audit-related, tax fees and all other fees in advance of the performance of such services.

      The members of the Nominating Committee are Geoffrey H. Jenkins (chairman), Sidney Braginsky and A. Kim Campbell. The principal functions of the Nominating Committee are to consider the credentials of prospective directors and executive officers and make recommendations to the board with respect to filling vacancies; and to develop and recommend to the board corporate governance principles. The Nominating Committee operates pursuant to a charter adopted by the board, which is attached to this proxy statement as Appendix B. The board established the Nominating Committee in January 2004, and it expanded the role of the Nominating Committee and adopted a charter in February 2005. The 2005 report of the Nominating Committee is included below.

         The members of the Compensation Committee are Geoffrey H. Jenkins (chairman), A. Kim Campbell and Dr. Edwin Snape. The functions of the Compensation Committee include reviewing, evaluating and approving the amount, design and implementation of compensation programs for officers and key personnel; making awards under and administering the Company's stock incentive programs; reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels. The 2005 report of the Compensation Committee is included below.

Meetings

      During 2005, the board of directors held nine meetings, the Audit Committee held five meetings, the Compensation Committee held eight meetings and the Nominating Committee held two meetings. No director attended less than 75 percent of the aggregate number of meetings of the board and committees on which he or she served. The board of directors also takes action from time-to-time on specific matters by adopting resolutions on various matters by unanimous written consent in lieu of a meeting.

Director Compensation

      Directors who are also our employees do not receive separate compensation for their service as directors, although we may award stock options or other compensation in our discretion. We pay an honorarium to directors who are not also our employees (see the Compensation Committee Report, below), and we typically award stock options or other stock-based compensation in our discretion. The board retains discretion to award other forms of compensation to directors. We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in attending directors' meetings.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the board of directors provided the following report for 2005:

      The Audit Committee acts under a written charter adopted by the board of directors. The Audit Committee's primary function is to assist the board of directors in its oversight of the Company's financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an audit of our consolidated financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States).

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent registered public accounting firm, BDO Seidman, LLP. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent registered public accounting firm is compatible with maintaining the registered public accounting firm's independence and has discussed with BDO Seidman its independence. Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Forms 10-KSB and 10-KSB/A for the fiscal year ended December 31, 2005 filed with the SEC.

      Mr. Brooks and Mr. Harris each have expertise in accounting and auditing matters, and the board of directors determined that they each satisfy the SEC's definition of "audit committee financial expert." Each member of the Audit Committee during 2005 was an "independent director" (as defined under AMEX rules).

                                               Joseph Harris (Chairman)
                                               Sidney Braginsky
                                               Gary Brooks

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the board of directors provided the following report for 2005:

      The Compensation Committee is responsible for determining the nature and amount of compensation to be paid to the Company's executive officers, including establishing performance-based criteria and goals related to compensation, administering the Company's equity incentive and bonus plans, making grants of awards under such plans, and approving agreements with the chief executive officer and the other executive officers. The members of the Compensation Committee are "independent directors" (as defined under AMEX rules).

      Compensation Policy. The primary goal of the Compensation Committee when assessing compensation alternatives is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company intends to realize this goal by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility. The Compensation Committee performs a general review each year of the Company's executive compensation.

      With respect to 2005, the Compensation Committee's primary goal was to provide the executive officers with total compensation that, based on individual and Company performance over an appropriate period of time, was commensurate with the total compensation for executives with comparable positions at peer companies.

      The Compensation Committee addressed hiring of executive officers and highly compensated employees (those with annual compensation of $100,000 or more), as well as other executive compensation matters applicable to specific persons, on an individual basis during 2005. No new hires came before the Compensation Committee for consideration during 2005. The executive compensation matters that the Compensation Committee considered during 2005 are described below.

      The Compensation Committee also recognizes that stock-based compensation is an important component of overall compensation for directors, officers, employees and others who provide services to the Company. In 2003, we adopted a stock-based incentive plan, the 2003 Omnibus Incentive Plan, to provide for stock-based compensation to be awarded to these persons. The 2003 Omnibus Plan provided for the issuance of up to 1,600,000 (as adjusted to reflect the 1:25 reverse stock split that became effective June 17, 2004) shares of common stock (including stock options) as incentive grants. The stockholders approved the 2003 Omnibus Plan at our 2003 annual meeting of stockholders in November 2003.

      The Compensation Committee determined that the amount of shares available for grant under the 2003 Omnibus Plan (approximately 60,000 as of March 23,
2005) was insufficient for future grants of stock-based compensation and that the Company would be well advised to grant in the future. Therefore, the Compensation Committee recommended to the board of directors an amendment to the 2003 Omnibus Plan to increase by 1,500,000 the number of shares available for grant. The board concurred, and proposed to the Company's stockholders an increase in shares available under the 2003 Omnibus Plan to 3,100,000 at its 2005 annual meeting of stockholders. The Stockholders approved this proposal and accordingly, the Company increased the number of shares available under the 2003 Omnibus Plan to 3,100,000 shares.

      In 2005, the Company sought to achieve a mix of the various forms of compensation noted above to properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. A variety of factors were considered in arriving at the amount and mix of compensation paid or awarded to the Company's executive officers and other highly compensated employees. Key factors in the assessment of the compensation of the Company's executive officers were the Company's overall performance and their respective roles in the achievement of individual and Company goals during 2005.

      Base Salary. The Company's philosophy with respect to setting base salary is generally to compensate its executive officers with reasonable current income on a competitive basis. Accordingly, the Company increased the salaries of three executive officers during 2005, as follows:

                                           Amount of       Annual Base Salary
           Name and Title                  Increase          after Increase
           --------------                  ---------       ------------------

      James A. Wylie, Jr.,                  $25,000             $355,000
      Chief Executive Officer

      David B. Swank,                       $15,000             $215,000
      Chief Financial Officer

      Christopher Geberth,                  $ 9,000             $134,000
      Vice President, Finance

      Management Incentive Program ("MIP") Payments. The Company agreed to pay cash MIP payments to certain officers in 2006 as recognition of their performance and their contributions to the Company's overall performance in 2005. These cash MIP payments are as follows:

                                                      Total Amount of MIP
                                                        Payments Awarded
                                                      for 2005 Performance
                 Name and Title                          (Paid in 2006)
                 --------------                       --------------------

            James A. Wylie, Jr.,                             $139,000
            President and CEO

            David B. Swank,                                   $71,000
            CFO

            Kevin Stearn,                                     $31,000
            Managing Director, Diomed Ltd.

            Christopher Geberth,                              $33,500
            VP, Finance

            Cary Paulette,                                    $71,000
            VP, North American Sales

            John Welch,                                       $44,000
            VP, North American Marketing

      The Company also awarded MIP payments in 2005 to other key managers based on Company and personal performance goals achieved.

      Equity-Based Incentive Compensation. The Company's equity-based incentive compensation granted in 2005 was in the form of stock option grants. The Committee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company, aligns the interests of management with investors and does not require a cash outlay by the Company. During the fiscal year ended December 31, 2005, the Company granted stock options to directors and named executive officers (including highly compensated employees) under the 2003 Omnibus Incentive Plan (except where otherwise noted):

Name and Title                              Number of Options      Date Granted      Exercise Price per Share
--------------                              -----------------      ------------      ------------------------
James A. Wylie, Jr., President                   182,000              1/10/05                 $4.20
and CEO; Director                     (27,076 granted under 1998
                                      Option Plan, 23,732 granted
                                      under 2001 Option Plan and
                                      131,192 granted under 2003
                                             Omnibus Plan)

David B. Swank,                                   56,800              1/10/05                 $4.20
CFO and Secretary; Director

Geoffrey Jenkins,                                 20,000              1/10/05                 $4.20
Director (Chairman)

Sidney Braginsky,                                 15,000              1/10/05                 $4.20
Director

Gary Brooks,                                      15,000              1/10/05                 $4.20
Director

A. Kim Campbell,                                  15,000              1/10/05                 $4.20
Director

Joseph Harris,                                    15,000              1/10/05                 $4.20
Director (Audit Committee
Chairman)

Edwin Snape,                                      15,000              1/10/05                 $4.20
Director

Peter Klein,                                      15,000              1/10/05                 $4.20
Director

Kevin Stearn,                                     43,600              1/10/05                 $4.20
Managing Director, Diomed Ltd.

Christopher Geberth,                              10,000              1/10/05                 $4.20
VP, Finance

Cary Paulette,                                    50,000              1/10/05                 $4.20
VP, North American Sales              (15,000 under 2003 Omnibus
                                     Plan, 35,000 outside of plan
                                            as a new hire)

John Welch,                                       39,400              1/10/05                 $4.20
VP, North American Marketing

      Accelerated Vesting of Stock Options. On December 16, 2005, with the approval of the Compensation Committee, our board of directors determined to accelerate the vesting of our unvested stock options previously awarded to our directors, officers and employees pursuant to our 2003 Omnibus Incentive Plan, 2001 Stock Option Plan and 1998 Stock Option Plan with an exercise price greater than $4.00 per share. The closing price of the Company's common stock on the American Stock Exchange on that date was $1.90. As a result of this acceleration, the Company will recognize no compensation expense for options to acquire approximately 574,000 shares of common stock (representing approximately 3% of the common stock outstanding on December 16, 2005) which would have vested during the fiscal years ended December 31, 2006 and 2007 had the Company not accelerated vesting of these options. As a result of these actions, the Company eliminated approximately $1,657,000 of after-tax compensation expense relating to employee stock options that would have been recognized after January 1, 2006.

      Compensation of CEO. Effective December 28, 2003, we entered into a new employment agreement with James A. Wylie, Jr., under which he became the Chief Executive Officer of the Company and which, among other things, extended for one year (until December 31, 2005) the term of his employment with the Company. Effective February 15, 2005, we further extended the term of Mr. Wylie's employment, increased his salary and made other changes to the terms of his employment. We also modified certain terms of the employment of several other executive officers on February 15, 2005. (See "Employment Agreements," below, for a description of these changes). Effective January 11, 2006, the Company increased Mr. Wylie's annual base salary to $367,425.

      Compensation of Directors. With the approval of the Compensation Committee and the board of directors, in 2004 the Company implemented a program of providing honorariums to directors to whom we do not also pay a salary. We instituted this program because we believed it was appropriate to provide monetary compensation to our outside directors for their efforts on behalf of the Company, and would assist the Company in attracting and retaining qualified persons to act as directors and to serve on committees of the board. These stipends are $1,000 per face-to-face meeting, plus annual stipends, as follows:

            Position                                    Amount per Annum
            --------                                    ----------------
            Director                                        $12,000
            Chairman of Board of Directors                  $10,000
            Audit Committee Chairman                        $10,000
            Audit Committee Member                          $ 5,000
            Compensation Committee Chairman                 $ 5,000
            Compensation Committee Member                   $ 2,500

      Under this program, the Company awarded stipends to non-employee directors in the aggregate amount of $159,000 during 2005.

      Benefits. The Company seeks to provide benefits to its executives and other employees that are commensurate with those provided by other companies comparable to us, in a cost-effective manner. In particular, the Compensation Committee determined that is imperative to provide adequate director and liability insurance in order to attract and retain qualified persons to serve as our directors and officers.

                                               Geoffrey Jenkins (Chairman)
                                               A. Kim Campbell
                                               Edwin Snape, Ph. D.


                           NOMINATING COMMITTEE REPORT

      The Nominating Committee operates under a charter the board of directors adopted in February 2005, at which time it expanded the functions of the Nominating Committee to include certain corporate governance matters and to require the members. After adoption of the charter in February 2005, the board named A. Kim Campbell, an independent director, as the third member of the Nominating Committee, to join Mr. Jenkins (Chairman) and Dr. Snape who had been members of the Nominating Committee since January 2004. The members of the Nominating Committee have staggered terms of three years. Mr. Jenkins' term is through 2008, Ms. Campbell's term is through 2007 and Dr. Snape's term is through 2006.

      The purposes of the Nominating Committee are to identify individuals who are qualified to serve on the Company's board of directors, to recommend to the board to select, the director nominees for the next annual meeting of stockholders and to develop and recommend to the board corporate governance principles with respect to the Company. The Nominating Committee also formerly administered a stockholders' agreement with certain investors, but that stockholders' agreement terminated by its terms during 2005.

      Candidates will be identified by the Nominating Committee on the basis of the anticipated needs of the board when vacancies on the board occur or are contemplated, through various sources, including management, directors, stockholders and stockholders with contractual rights to designate nominees for appointment and election. The Nominating Committee's policy with regard to candidates designated by stockholders is to consider such candidates and to evaluate the merits of such candidates on the basis of their credentials, skills, character (including demonstrated ethical standards), experience (including experience in the medical device industry) and diversity that they would bring to the board of directors, among other factors. The Nominating Committee would also consider the independence and other appropriate characteristics of the candidate under AMEX and SEC rules (including any specific minimum criteria that are required of directors) and the board's needs as currently constituted.

      The Nominating Committee will consider candidates suggested by securityholders in any manner consistent with the Company's by-laws and any applicable agreement to which the Company is a party. Generally, a securityholder who wishes to suggest a candidate to the Nominating Committee will contact the Company's secretary in writing and include the name and address of the securityholder as it appears in the Company's books and records, the number and class of each class of securities beneficially owned, the name, address and biographical information of the suggested nominee, an indication that the suggested nominee would be willing to serve as a director and a description of any arrangements, understandings or relationship between the securityholder and the suggested nominee. Any such candidates suggested by securityholders will be evaluated on the same basis as candidates identified by the Nominating Committee, except to the extent that the Company may be bound by any agreement to put forth for appointment or election any designees of any securityholders, although the Nominating Committee and the board of directors will generally retain in the board ultimate discretion as to whether to nominate or appoint any director candidate under any such agreement.

      No candidates came before consideration of the Nominating Committee in 2005, as no changes in the board of directors occurred or were contemplated. The Nominating Committee determined that there was no need to modify its charter during 2005. The Nominating Committee recommended the nomination of each of the nine incumbent directors for re-election at the 2006 annual meeting of stockholders.

                                               Geoffrey Jenkins (Chairman)
                                               Edwin Snape, Ph.D
                                               A. Kim Campbell


                   CODE OF ETHICS AND CODE OF BUSINESS CONDUCT

      In April 2004, our board of directors adopted a formal policy regarding ethical requirements imposed upon the Company's chief executive officer and those officers engaged in financial management. Also in April 2004, our board of directors adopted a formal policy regarding the business standards to which all of the Company's directors, employees and consultants will be held.

      We have filed with the Securities and Exchange Commission copies of the Code of Ethics and the Code of Business Conduct, and we have posted them on our website, www.diomedinc.com. We will provide copies of the Code of Ethics and/or Code of Business Conduct free of charge upon written request directed to: Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, Attention: Corporate Secretary, or by oral request to the Corporate Secretary at telephone 978-475-7771.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table sets forth certain information concerning the compensation that we paid for services rendered in all capacities for the fiscal years ended December 31, 2004 and 2005 and by those individuals serving as our chief executive officer during 2004 and 2005 and our other executive officers serving on December 31, 2005 whose salary and bonuses for 2005 exceeded $100,000. We refer to these officers as the "Named Executive Officers." This information is unaudited.

                                                                                            Long Term
                                                                                          Compensation
                                                                                             Awards
                                                                                           Securities
       Name and                                                                            Underlying         All Other
       Principal                Fiscal Year                Annual Compensation               Options        Compensation
       Position                     End                Salary              Bonus         (No. Shares)(1)         (2)
-----------------------------------------------------------------------------------------------------------------------------
James Wylie (3)                   12/31/04            $330,000            $50,000            287,412            $0
                                  12/31/05            $355,000            $66,000             82,000            $0

David Swank (4)                   12/31/04            $177,544            $83,300             70,000            $0
                                  12/31/05            $215,000            $42,000             56,800            $0

Kevin Stearn (5)                  12/31/04            $171,000            $32,000             34,000            $0
                                  12/31/05            $195,900            $32,000             43,600            $0

John Welch (6)                    12/31/04            $165,500            $25,000             28,000            $0
                                  12/31/05            $175,500            $25,000             39,400            $0

Christopher Geberth (7)           12/31/04            $ 80,000            $     0             30,000            $0
                                  12/31/05            $130,625            $20,000             10,000            $0

Cary Paulette (8)                 12/31/04            $ 11,330            $     0             50,000            $0
                                  12/31/05            $184,000            $30,000             50,000            $0

(1) During fiscal 2005 and 2004, neither Diomed Holdings, Inc. nor Diomed, Inc. granted any restricted stock awards or stock appreciation rights or made any long-term incentive plan payouts to any Named Executive Officer. Numbers of shares are adjusted to reflect the 1:25 reverse split we implemented effective June 17, 2004.

(2) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3) Pursuant to terms of Mr. Wylie's employment agreement, Mr. Wylie's annual salary was $355,000. We granted options to purchase 182,000 shares of common stock to Mr. Wylie in 2005. We paid Mr. Wylie a bonus of $66,000 in 2005 in recognition of his services performed in 2004, and we agreed to pay Mr. Wylie a bonus of $139,000 in 2006 in recognition of his services performed in 2005. Effective January 11, 2006, we increased Mr. Wylie's annual base salary to $367,425. See "Employment Agreements," below.

(4) Mr. Swank became a director in March 2003 and served on our Audit Committee from that time until September 1, 2003, when we appointed Mr. Swank as chief financial officer on a consulting basis. We paid Mr. Swank consulting fees of $215,000 during 2005. We granted options to purchase 56,800 shares of common stock to Mr. Swank in 2005. We also paid Mr. Swank an aggregate bonus of $42,000 in 2005, in recognition of his other services performed in 2004, and we agreed to pay Mr. Swank a bonus of $71,000 in 2006 in recognition of his services performed in 2005.

(5) Mr. Stearn began employment in February 2000. All figures expressed as converted into US dollars from British Pounds Sterling. Mr. Stearn's annual salary was increased from BPS 91,000 to BPS 96,000 effective September 1, 2004. We granted options to purchase 43,600 shares of common stock to Mr. Stearn in 2005. We paid Mr. Stearn a bonus of $32,000 in 2005 in recognition of his services performed in 2004. We agreed to pay Mr. Stearn a bonus of $31,000 in 2006 in recognition of his services performed in 2005.

(6) Mr. Welch became our vice president of North American marketing in October 2002. We increased Mr. Welch's annual salary to $175,000 effective October 1, 2004. We granted options to purchase 39,400 shares of common stock to Mr. Welch in 2005. We paid Mr. Welch a bonus of $25,000 in 2005 in recognition of his services performed in 2004, and we agreed to pay Mr. Welch a bonus of $44,000 in 2006 in recognition of his services performed in 2005.

(7) Mr. Geberth became our vice present of finance in May 2004, at an effective annual salary of $125,000. Mr. Geberth's salary was increased to $134,000 effective May 17, 2005. We granted options to purchase 10,000 shares of common stock to Mr. Geberth in 2005, and we paid Mr. Geberth a bonus of $20,000 in 2005 in recognition of his services performed in 2004. We also agreed to pay Mr. Geberth a bonus of $33,500 in 2006 in recognition of his services performed in 2005.

(8) Mr. Paulette became our vice president of North American sales in December 2004, at an effective annual salary of $175,000. We granted options to purchase 50,000 shares of common stock to Mr. Paulette in 2005, and we paid Mr. Paulette a bonus of $30,000 in 2005 as an incentive to join the Company. We also agreed to pay Mr. Paulette a bonus of $71,000 in 2006 in recognition of his services performed in 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

      As of December 31, 2005, 1,504,644 shares were available for issuance under our 2003 Omnibus Plan, 2,542 shares were available for issuance under our 2001 Plan and zero shares were available for issuance under our 1998 Plan.

      The following table describes as of December 31, 2005 the outstanding warrants, stock options and other rights issued under our 2003 Omnibus Plan, 2001 Plan and 1998 Plan that were then outstanding and exercisable:

                                                                                                         Number of securities
                            Number of securities to be                                                 remaining available for
                              issued upon exercise of                                                   future issuance under
                                outstanding options,              Weighted average exercise           equity compensation plans
                                warrants and rights                  price of outstanding               (excluding securities
                            (expressed in common stock)          options, warrants and rights          reflected in column (a))
Plan Category                          (a)                                    (b)                                (c)
-------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans           1,700,648                                $6.47                            1,507,186
approved by stockholders
-------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not           0                                       0                                 0
approved by stockholders
-------------------------------------------------------------------------------------------------------------------------------
Total                               1,700,648                                $6.47                            1,507,186

      In May 2005, our stockholders approved an increase of 1.5 million reserved shares providing for a total of 3.1 million shares of common stock reserved for future issuance. As of December 31, 2005, approximately 1.5 million options and other incentive stock awards were available for future grants under the 2003 Omnibus Plan. In addition, 2,542 options were available under the 2001 Plan as of December 31, 2005. No options were available under the 1998 Plan as of December 31, 2005.

      On December 16, 2005, our board of directors determined to accelerate the vesting of those of our unvested stock options previously awarded to the directors, officers and employees pursuant to the 2003 Omnibus Plan, 2001 Plan and 1998 Plan with an exercise price greater than $4.00 per share. The closing price of our common stock on the American Stock Exchange on that date was $1.90. As a result of this acceleration, we will recognize no compensation expense for options to acquire approximately 574,000 shares of common stock representing approximately 3% of the common stock outstanding on December 16, 2005 which would have vested during the fiscal years ended December 31 2006 and 2007.

      The board accelerated the vesting of these outstanding stock options pursuant to its authority under the plans. The board's decision to accelerate the vesting of these outstanding stock options was made in light of the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (revised in 2004), entitled "Share-Based Payment" ("SFAS No. 123R"). By accelerating the vesting of these options, we believe that pursuant to SFAS No. 123R, we will not be required to recognize any compensation expense in the current year or in the future periods associated with these options. Had the board not accelerated the vesting of these stock options, we estimate that we would have to recognize approximately $1,143,000 and $514,000 in additional compensation expense for the fiscal years ended December 31, 2006 and 2007, respectively.

                             EMPLOYMENT AGREEMENTS

Chief Executive Officer

      Effective January 10, 2003, we entered into an employment agreement with James A. Wylie, Jr. as president and chief executive officer. Mr. Wylie became a director as of that date. Mr. Wylie's employment agreement was for an initial term of two years and provided for an annual base salary of $300,000 (payable commencing March 1, 2003), an award of options to purchase up to 32,000 shares (figure adjusted for 1:25 reverse stock split effective on June 17, 2004) of common stock and certain bonus compensation, including a discretionary bonus as determined by the board of directors and a bonus for the consummation of certain financings (including the equity financing), mergers or similar transactions. If we terminated Mr. Wylie's employment other than for cause, we would have been obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term. From December 2, 2002 until the effective date of his employment agreement, Mr. Wylie acted as a consultant to us and an advisory board member, pursuant to a management services agreement. Under the management services agreement, we paid Mr. Wylie a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003, and agreed to pay a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement was terminated upon the effective date of Mr. Wylie's employment agreement and was superseded by his employment agreement.

      Effective December 28, 2003, we entered into a second employment agreement with James A. Wylie, Jr. This agreement superseded our January 10, 2003 employment agreement with Mr. Wylie, and extended his employment by one year from December 31, 2004 until December 31, 2005. Mr. Wylie's new agreement provided for an annual base salary of $330,000 (commencing January 1, 2004), an award of options to purchase up to 108,000 shares (figure adjusted for 1:25 reverse stock split effective on June 17, 2004) of common stock and certain bonus compensation. If we terminated Mr. Wylie's employment other than for cause, we would have been obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term.

      Effective February 15, 2005, the terms of Mr. Wylie's employment were modified by (i) extending the term of employment through December 31, 2007 (formerly, the term was through December 31, 2005 at an effective annual base salary of $355,000), (ii) providing that in the event of termination by us without cause or by Mr. Wylie for good reason, we will pay an amount equal to either his base compensation for the remainder of the term or 12 months, whichever is greater and (iii) clarifying that Mr. Wylie will be able to terminate his employment agreement upon not less than 90 days' notice for reasons other than good reason, in which case we will not be required to pay severance.

      Effective January 11, 2006, Mr. Wylie's annual salary was increased to $367,425, and he was awarded 50,000 options.

Chief Financial Officer

      Effective September 1, 2003, we entered into a consulting agreement with David B. Swank, as chief financial officer. Mr. Swank's agreement provided for us to pay him a monthly fee of $12,500, and entitled him to receive options to purchase shares of common stock and bonus compensation. Effective March 1, 2004, we increased Mr. Swank's monthly fee to $16,667. Mr. Swank's agreement was for six-month automatically renewable periods, and was cancelable upon six months notice. Effective September 1, 2004, Mr. Swank's agreement was automatically extended for a second six-month period until March 1, 2005, at a monthly fee of $16,667.

      Effective February 15, 2005, we modified the terms of Mr. Swank's employment by (i) providing a term through December 31, 2005, renewable annually thereafter unless either party gives notice of non-renewal by November 30, (ii) providing that we may terminate Mr. Swank's employment for cause upon written notice, (iii) providing that in the event of termination by us without cause or by Mr. Swank for good reason, we will pay an amount equal to either his base compensation for the remainder of the term or 12 months, whichever is greater,
(iv) providing that Mr. Swank will not use or disclose proprietary information or confidential information, that all proprietary information is our property and that all inventions of Mr. Swank during the term of his employment that are related to our business are our property and (v) providing that Mr. Swank will not compete with us or solicit our customers, suppliers or employees during the term or for 12 months thereafter. Mr. Swank's monthly fee for 2005 was $17,917. In accordance with this agreement, Mr. Swank's employment was automatically renewed for the term ending December 31, 2006.

      Our executive officers (Messrs. Stearn, Welch, Paulette and Geberth) have agreements which provide that upon termination of their respective employment without cause, we will pay their annual base salary for a period of twelve months. These agreements also provide that these executive officers are eligible to receive annual bonuses based on performance. These employment agreements also prohibit our executive officers from directly or indirectly competing with us for a period of one-year following termination of their employment.

      There have been no adjustments or amendments to the exercise price of stock options for our executive officers or directors, other than adjustments to then-outstanding stock options that correspond with the 1:25 reverse split effective June 17, 2004, which decreased the number of option shares and increased the option exercise price, in each case by a factor of 25.

                               STOCK OPTION PLANS
     (Figures throughout this section for number of common stock, price per share of common stock, options and warrants are adjusted to give effect to the 1:25 reverse stock split effective on June 17, 2004)

      In November 2003, our stockholders approved a new incentive plan, the 2003 Omnibus Plan. The 2003 Omnibus Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights. Only present and future employees and outside directors and consultants are eligible to receive incentive awards under the 2003 Omnibus Plan. We obtained stockholder approval of the 2003 Omnibus Plan at our annual meeting on November 25, 2003, after which we reserved
1.6 million shares of common stock for issuance pursuant to this plan. At our annual meeting of stockholders held on May 17, 2005, our stockholders approved an increase of 1.5 million shares providing for a total of 3.1 million shares of common stock reserved for future issuance. As of December 31, 2005, 1,504,644 options and other incentive stock awards were available for future grants under the 2003 Omnibus Plan. In addition, 2,542 options were available under the 2001 Plan as of December 31, 2005. No options were available under the 1998 Plan as of December 31, 2005.

                        OPTION GRANTS IN LAST FISCAL YEAR
       (Figures throughout this section are adjusted to give effect to the 1:25 reverse stock split effective June 17, 2004 for number of shares of common stock, price per share of common stock, options and warrants)

      The following table sets forth certain information regarding stock options that we granted in 2005 to all Named Executive Officers:

Options Granted in 2005

                                               Percent of
     Named Executive         No. Options      Total Granted        Exercise       Expiration
         Officer               Granted          in 2005(1)          Price            Date
         -------               -------          ----------          -----            ----
James Wylie(2)                 182,000            25.6%             $4.20          1/10/15
David Swank(3)                  56,800             8.0%             $4.20          1/10/15
John Welch(4)                   39,400             5.5%             $4.20          1/10/15
Kevin Stearn(5)                 43,600             6.1%             $4.20          1/10/15
Cary Paulette(6)                50,000             7.0%             $4.20          1/10/15
Christopher Geberth(7)          10,000             1.4%             $4.20          1/10/15
Total                          381,800            53.7%

(1) Based on a total of approximately 710,953 options granted to all employees, directors and consultants during 2005. Rounded to nearest one-tenth of one percent.

(2) Mr. Wylie was also awarded 110,000 options on January 11, 2006 at an exercise price of $2.24 per share.

(3) Mr. Swank was also awarded 15,000 options on January 6, 2006 at an exercise price of $2.06 per share and 40,000 option on January 11, 2006 at an exercise price of $2.24 per share.

(4) Mr. Welch was also awarded 30,000 options on January 11, 2006 at an exercise price of $2.24 per share.

(5) Mr. Stearn was also awarded 30,000 options on January 11, 2006 at an exercise price of $2.24 per share.

(6) Mr. Paulette was also awarded 35,000 options on January 11, 2006 at an exercise price of $2.24 per share.

(7) Mr. Geberth was also awarded 40,000 options on January 11, 2006 at an exercise price of $2.24 per share.

                    OPTIONS HELD AT END OF PRIOR FISCAL YEAR
           (Figures throughout this section are adjusted to effect to the 1:25 reverse stock split effective June 17, 2004)

      The following table sets forth certain information regarding stock options that the Named Executive Officers held as of December 31, 2005:

                                                        NUMBER OF UNEXERCISED                    VALUE OF "IN THE MONEY"
 NAME AND                                                    OPTIONS AT                                OPTIONS AT
 PRINCIPAL                                                DECEMBER 31, 2005                         DECEMBER 31, 2005
 POSITION                                             EXERCISABLE/UNEXERCISABLE                EXERCISABLE/UNEXERCISABLE(1)
---------------------------------------------------------------------------------------------------------------------------
James A. Wylie Jr.                                       501,412 / 0                                      $0 / $0
President and Chief Executive Officer

David B. Swank,                                          129,800 / 5,000                             $10,100 / $10,100
Chief Financial Officer, Secretary

Christopher J. Geberth                                    25,000 / 15,000                                 $0 / $0
VP, Finance

John J. Welch                                             75,000 / 0                                      $0 / $0
VP, North American Marketing

Cary Paulette                                             66,667 / 33,333                                 $0 / $0
VP, North American Sales

Kevin Stearn                                              90,000 / 0                                      $0 / $0
VP, Operations (General Manager Diomed Limited)

(1) Based on the closing price of $2.03 on the American Stock Exchange on December 31, 2005 and the respective exercise prices of the options held.

      No adjustments to the exercise price of any outstanding options were made during the fiscal year ended December 31, 2005.

      On December 16, 2005, our board of directors determined to accelerate the vesting of our unvested stock options previously awarded to our directors, officers and employees pursuant to our 2003 Omnibus Incentive Plan, 2001 Stock Option Plan and 1998 Stock Option Plan with an exercise price greater than $4.00 per share. The closing price of our common stock on the American Stock Exchange on that date was $1.90. As a result of this acceleration, we will recognize no compensation expense for options to acquire approximately 574,000 shares of common stock (representing approximately 3% of the common stock outstanding on December 16, 2005) which would have vested during the fiscal years ended December 31, 2006 and 2007 had we not accelerated vesting of these options. As a result of these actions, we eliminated approximately $1,657,000 of future after-tax compensation expense relating to employee stock options after January 1, 2006.

                                   PROPOSAL 2

       APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCHANGE FOR
                PREFERRED STOCK WE ISSUED ON SEPTEMBER 30, 2005
                AT AN EXCHANGE RATE OF LESS THAN $2.17 PER SHARE
        IF THE ANTIDILUTON PROVISIONS OF THE PREFERRED STOCK SO REQUIRE.

      On September 30, 2005, we entered into and completed a financing transaction pursuant to which we issued and sold 4 million shares of preferred stock at a purchase price of $2.50 per share, resulting in aggregate gross proceeds of $10 million. We also issued warrants to purchase common stock in connection with this preferred stock financing. Proposal 3 seeks stockholder approval of a similar Proposal regarding these warrants.

      In connection with the preferred stock financing, we entered into a share exchange agreement with the investors who purchased preferred stock, pursuant to which the investors may exchange shares of preferred stock for shares of common stock. Each share of preferred stock may be exchanged for that number of shares of common stock that equals the issue price of the preferred stock ($2.50) divided by an exchange rate, initially set at $2.50 and subject to reduction in the case of dilutive issuances.

      The antidilution adjustment provides that if we sell common stock (or the right to acquire common stock) for a price lower than the then-current exchange rate, the exchange rate will be reduced to the amount paid for the shares of common stock, subject to a floor of $2.17, unless the stockholders of the Company approve the elimination of the floor price. We included the $2.17 floor price so that the transaction would comply with an American Stock Exchange ("AMEX") rule that requires stockholder approval prior to the issuance of 20% or more of our outstanding shares of common stock at a price which is less than the market price of the shares at the time of issuance. The market price of our common stock at the time of the financing transaction was $2.12 per share, which was below the $2.50 initial exchange rate of the preferred stock. AMEX rules require that we obtain stockholder approval to issue shares of common stock upon exchange of preferred stock at a price $2.12 per share.

Purpose of Proposal to Eliminate Floor Price

      We are now proposing to eliminate the floor price applicable to the exchange of preferred stock so that we can obtain stockholder approval to the issuance of securities at a price below the market price, in the event that a future dilutive issuance at a price per share below the floor price of $2.17 per share triggers antidilution rights under the preferred stock. Stockholder approval is required for the exchange rate of the preferred stock to be reduced below the respective floor price, according to AMEX rules. We believe it is appropriate to eliminate the floor price of the exchange of preferred stock in consideration of the risk undertaken by the preferred stock investors in relation to the reward available to them.

      We are proposing to eliminate the floor price at this time because we agreed to seek stockholder approval of the elimination of the floor price as a term of the September 30, 2005 financing transaction. If our stockholders do not approve the elimination of the floor price, the exchange price of the preferred stock will remain subject to the floor price of $2.17 per share (subject to adjustment for splits and other adjustments unrelated to antidilution provisions).

Effect of Elimination of Floor Price

      If our stockholders approve this Proposal, then the exchange rate of the preferred stock will no longer be subject to a floor price, and as a result, if we issue shares in the future at a price less than $2.17 per share, the exchange rate will be reduced to the same price as the effective price in the future dilutive issuance. Accordingly, a larger number of shares would be issuable upon the exchange of preferred stock than if the floor price remained. The issuance of a larger number of shares will be dilutive to our existing stockholders.

      For example, as of March 31, 2006, there 3,975,000 shares of preferred stock outstanding (25,000 shares had already been exchanged for common stock, at the current exchange rate of $2.50 per share). If these shares of preferred stock were exchanged for common stock at the floor price of $2.17 per share, we would issue approximately 1,832,000 shares of common stock to the preferred stock holders. If the floor price were eliminated and we subsequently issued shares in a dilutive issuance at a share price of $1.50 per share, the exchange rate of the preferred stock would be reduced to $1.50 per share and, if the preferred stock was subsequently exchanged, we would issue approximately 2,650,000 shares of common stock to the preferred stockholders, 818,000 additional shares than the number of shares had the floor price not been eliminated). Assuming that immediately prior to the exchange of preferred stock we had 20,000,000 shares of common stock outstanding, and without giving effect to the dilutive issuance that triggered the antidilution provisions of the debentures, then the impact on our other stockholders of the elimination of the floor price would be to dilute their respective ownership percentage of the Company after conversion from approximately 91.6% to approximately 88.3%. This example is illustrated as follows:

          Impact of Exchange of Preferred Stock at Existing Floor Price
          -------------------------------------------------------------

No. of Shares Outstanding prior to Exchange:                         20,000,000

Number of Shares Issued upon Exchange at Floor Price:
(3,975,000 divided by $2.17, the floor price of the
exchange rate)                                                        1,831,798

Number of Shares Outstanding after Exchange:                         21,831,798

Percentage of Shares Outstanding after Exchange held
by Stockholders prior to Exchange:
(20,000,000 divided by 21,831,798)                                         91.6%

                     Impact of Exchange without Floor Price
                     --------------------------------------

Number of Shares Issued upon Exchange at Adjusted Price:
(3,975,000 divided by $1.50, the adjusted exchange
rate after giving effect to antidilution provisions)                  2,650,000

Number of Shares Outstanding after Exchange:                         22,650,000

Percentage of Shares Outstanding after Exchange held
by Stockholders prior to Exchange:
(20,000,000 divided by 22,650,000)                                         88.3%

If a future dilutive issuance is at an effective price less than $1.50 per share, the dilutive effect of eliminating the floor price would be even greater to our existing stockholders.

Interests of Certain Stockholders

      As discussed under "General Information - Interests of Certain Stockholders" in this proxy statement, above, stockholders who hold preferred stock are interested in the outcome of the stockholders' vote on this Proposal, and, as discussed under "Related Transactions," we believe that holders of preferred stock may cast approximately 4.48 million votes in favor of this Proposal. These stockholders will benefit from approval of this Proposal because eliminating the floor price on the exchange of preferred stock will require us to issue more shares to these holders than we would be required to issue on exchange of preferred stock for common stock had the floor price not been eliminated, but only if future transactions trigger the antidilution adjustment to the exchange rate of the preferred stock that require us to reduce the exchange rate below $2.17 per share.

Required Vote

      The affirmative vote of a majority of the outstanding shares of our common stock and preferred stock, voting together as a single class, which are present at the meeting and entitled to vote is required to approve this Proposal. If approved by the stockholders, immediately after stockholder approval, the exchange rate of the preferred stock we issued on September 30, 2005 will no longer have a floor price of $2.17 in the event of dilutive issuances.

Recommendation of the Board

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCHANGE FOR SHARES OF PREFERRED STOCK AT AN EXCHANGE RATE BELOW $2.17 PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE PREFERRED STOCK SO REQUIRE.

                                   PROPOSAL 3

   APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING THE WARRANTS
         ISSUED ON SEPTEMBER 30, 2005 AT AN EXERCISE PRICE OF LESS THAN
    $2.12 PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE WARRANTS SO REQUIRE.

      On September 30, 2005, in connection with our $10 million preferred stock financing transaction, we also issued to the preferred stock investors warrants to purchase an aggregate of 1.6 million shares of common stock, at an exercise price of $2.50 per share (subject to antidilution adjustments). In addition to the warrants we issued to these investors, we also issued warrants to purchase up to an aggregate of 200,000 shares of common stock to the three holders of our convertible debentures we issued in October 2004, as an inducement to, and in consideration for, the debenture holders' waiver of certain negative covenants that would have been violated by the financing had the debenture holders not waived them. Proposal 2 seeks stockholder approval of a similar Proposal regarding the preferred stock. See Proposal 2, above.

      The warrants were fully vested upon issuance and are exercisable for five years from the date of listing of the underlying shares of common stock with the AMEX (January 6, 2006) at an exercise price of $2.50 per share, subject to reduction in the case of dilutive issuances. The antidilution adjustment provides that if we sell common stock (or the rights to acquire common stock) for a price lower than the then-current exercise price, the exercise price will be reduced to the amount paid for the shares of common stock we issued at such lower price, subject to a floor of $2.12, unless the stockholders of the Company approve the elimination of the floor price. AMEX rules require that we obtain stockholder approval to issue shares of common stock upon exercise of the warrants below the $2.12 per share floor price. We agreed to propose to our stockholders that the floor price be eliminated.

      If the stockholders approve this Proposal and we make a dilutive issuance, then the exercise price of the warrants will be decreased, first to the $2.12 floor price and then to the weighted average price of the securities issued after giving effect to the dilutive issuance, determined by the following formula:

           (No. Shares Outstanding before Dilutive Issuance x $2.12) +
                         Proceeds of Dilutive Issuance
           -----------------------------------------------------------
                 No. Shares Outstanding After Dilutive Issuance

      For example, absent a floor price, if there were 20 million shares of common stock outstanding (on a fully diluted basis) and we entered into a dilutive issuance wherein we sold 1 million shares of common stock at a price per share of $1.50, then the exercise price of the warrants would be reduced to $2.09, determined as follows:

                    (20,000,000 X $2.12) + $1,500,000 = $2.09
                    ---------------------------------
                                21,000,000

      If the exercise price of the warrants is so adjusted, then there will concurrently be an adjustment to the number of shares for which the warrant will be exercisable, determined by the following formula:

               Old Exercise Price X No. Shares underlying Warrants
               ---------------------------------------------------
                             Adjusted Exercise Price

      Hence, in the above example, assuming there were no interim adjustments to the exercise price, the number of shares underlying the warrants would increase from 1,800,000 to 2,153,110, determined as follows:

                      $2.50 X 1,800,000 = 2,153,110 shares
                      -----------------
                            $2.09

Purpose of Proposal to Eliminate Floor Price

      We are now proposing to eliminate the floor price applicable to the exercise price of the warrants we issued on September 30, 2005 so that we can obtain stockholder approval to the issuance of securities at a price below the market price, in the event that a future dilutive issuance at a price per share below the floor price of $2.12 per share triggers antidilution rights under the warrants. Stockholder approval is required for the exercise price of the warrants to be reduced below the floor price, according to AMEX rules. We believe it is appropriate to eliminate the floor price of the warrants in consideration of the risk undertaken by the investors holding these warrants in relation to the reward available to them.

      We are proposing to eliminate the floor price at this time because we agreed to seek stockholder approval of the elimination of the floor price as a term of the September 30, 2005 financing transaction. If our stockholders do not approve the elimination of the floor price, the exercise price of the warrants will remain subject to the floor price of $2.12 per share (subject to adjustment for splits and other adjustments unrelated to antidilution provisions).

Effect of Elimination of Floor Price

      If our stockholders approve this Proposal, then the exercise price of the warrants we issued on September 30, 2005 will no longer be subject to a floor price, and as a result, if we issue shares in the future at a price less than $2.12 per share, the exercise price will be reduced to the weighted average price of the securities issued after giving effect to the dilutive issuance. As a result, following a dilutive issuance, although we will receive the same proceeds with or without a floor price, upon exercise of the warrants we will issue more shares if there is no floor price then we would if we had not eliminated the floor price. The issuance of a larger number of shares will be dilutive to our existing stockholders.

      For instance, as described in the above example, if there were 20 million shares of common stock outstanding (on a fully diluted basis) and we entered into a dilutive issuance wherein we sold 1 million shares of common stock at a price per share of $1.50, then, if the stockholders vote to eliminate the floor price of the warrants, the exercise price of the warrants would be reduced to $2.09 and the number of shares of common stock underlying the warrants would increase to 2,153,110. If the stockholders do not vote to eliminate the floor price of the warrants, then, assuming there were no interim adjustments to the exercise price, the exercise price will be reduced to $2.12, and the number of shares of common stock underlying the warrants will be increase from 1,800,000 to 2,122,642, determined as follows:

                      $2.50 X 1,800,000 = 2,122,642 shares
                      -----------------
                            $2.12

      In either event, if all of these warrants were exercised for cash, we would we would receive gross proceeds of $4.5 million (from the issuance of 2,153,110 shares of common stock upon exercise of the warrants after adjustment to the floor price of $2.09 per share or from the issuance of 2,122,642 shares of common stock upon exercise of the warrants at an adjusted exercise price of $2.12, as the case may be). We would also receive gross proceeds of $4.5 million if there is no antidilution adjustment to the exercise price and the warrants are exercised for cash (from the issuance of 1.8 million shares of common stock upon exercise of the warrants at the current exercise price of $2.50 per share).

Interests of Certain Stockholders

      As discussed under "General Information - Interests of Certain Stockholders" in this proxy statement, above, stockholders who hold preferred stock are interested in the outcome of the stockholders' vote on this Proposal, and, as discussed under "Related Transactions," we believe that holders of preferred stock may cast approximately 4.534 million votes in favor of this Proposal. These stockholders will benefit from approval of this Proposal because eliminating the floor price on the exchange of preferred stock will require us to issue more shares to these holders than we would be required to issue on exchange of preferred stock for common stock had the floor price not been eliminated, but only if future transactions trigger the antidilution adjustment to the exchange rate of the preferred stock that require us to reduce the exchange rate below $2.17 per share.

Required Vote

      The affirmative vote of a majority of the outstanding shares of our common stock and preferred stock, voting together as a single class, which are present at the meeting and entitled to vote is required to approve this Proposal. If approved by the stockholders, immediately after stockholder approval the exercise price of the warrants we issued on September 30, 2005 will no longer have a floor price of $2.12 in the event of dilutive issuances.

Recommendation of the Board

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCHANGE FOR SHARES OF PREFERRED STOCK AT AN EXCHANGE RATE BELOW $2.17 PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE PREFERRED STOCK SO REQUIRE.

                                   PROPOSAL 4

  RATIFICATION OF THE COMPANY'S SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S
     INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

      The board of directors has selected BDO Seidman, LLP, independent registered public accounting firm, as our independent accountants and auditors for the current fiscal year, subject to ratification or rejection by the stockholders. Representatives of BDO are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders. In the event the stockholders do not ratify the selection of BDO, the selection of other accountants and auditors will be considered by the board of directors.

      Our independent registered public accounting firm for 2005 and 2004 was BDO Seidman, LLP. We paid BDO fees for services during 2005 and 2004 as follows:

AUDIT FEES

      BDO's fees were $296,000 in the aggregate for 2005 and $244,000 in the aggregate for 2004 for professional services rendered to us for the audit of our annual financial statements and review of our quarterly financial statements (including our quarterly financial statements and other reports filed with the SEC on Forms 10-QSB and SB-2).

AUDIT-RELATED FEES

      We paid BDO $8,000 in the aggregate for 2005 and $1,000 in the aggregate for 2004 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statement, which amounts are not included under "Audit Fees," above.

TAX FEES

      We paid BDO $21,000 in the aggregate for 2005 and $21,000 in the aggregate for 2004 for professional services rendered to us for tax compliance, tax advice and tax planning.

ALL OTHER FEES

      We paid BDO $0 in the aggregate for 2005 and 2004 for products and services provided to us, other than as reported above under "Audit Fees," "Audit-Related Fees" or "Tax Fees."

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

      The audit committee's procedure is to review any proposed engagement of its independent registered public accounting firm, whether for auditing or other services, and to give its prior approval of such engagement, considering, among other things, whether the proposed engagement would impact the independence of our auditors. All (100%) of the services described under Audit-Related Fees, Tax Fees and all other Fees were approved by the audit committee.

Required Vote

      The affirmative vote of a majority of the outstanding shares of our common stock and preferred stock, voting as a single class, present at the meeting is required to approve this Proposal.

Recommendation of the Board

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2006 FISCAL YEAR.

                                  OTHER MATTERS

      If any other matters are properly brought before the annual meeting, your proxy may be voted by the proxies in such manner as they deem proper. At this time, we do not know of any other matters that will be presented at the annual meeting.

                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
              AT THE 2006 ANNUAL MEETING OR THE 2007 ANNUAL MEETING

      Section 5 of Article II of our by-laws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice to the Secretary or an Assistant Secretary at the principal executive office of the Company. Any such notice must be received (i) not less than 30 nor more than 90 days prior to the annual meeting, if clause (ii) is not applicable, or (ii) not less than 10 days before the date of the meeting if less than 40 days' notice of the date of the meeting is given by the Company. The stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the certificate of incorporation or the by-laws of the Company, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business, (c) the number of shares of common stock that are owned by such stockholder and (d) any material personal interest of the stockholder in such business. The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the by-laws.

      Any proposal that a stockholder desires to have included in the proxy statement for the 2007 annual meeting of stockholders must be received by us no later than December 26, 2006 and must comply with the other applicable requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      A copy of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, may be obtained by any stockholder, free of charge, upon written request to the Secretary, Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, or by calling (978) 475-7771.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following portions of our Annual Report on Form 10-KSB/A for the year ended December 31, 2005 are incorporated herein by reference: Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7. Financial Statements; and Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                                   Appendix A

                             Audit Committee Charter

                              DIOMED HOLDINGS, INC.
                             AUDIT COMMITTEE CHARTER

Purposes

      o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

      o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

      o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

Powers and Duties

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

2.    Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the board of directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.    Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the board of directors, internal auditors and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Establishing, reviewing and updating periodically a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

13. Reviewing management's monitoring of the Company's compliance with the organization's Ethical Code, and ensuring that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements;

14. Reviewing, with the organization's counsel, legal compliance matters including corporate securities trading policies;

15. Reviewing, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements;

16. Reporting through its chairman to the board of directors following the meetings of the Audit Committee;

17. Maintaining minutes or other records of meetings and activities of the Audit Committee;

18. Reviewing the powers of the Committee annually and reporting and making recommendations to the board of directors on these responsibilities;

19. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

20. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; and

21. Performing any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the board deems necessary or appropriate.

                                   Appendix B

                          Nominating Committee Charter

                              DIOMED HOLDINGS, INC.
               NOMINATING - CORPORATE GOVERNANCE COMMITTEE CHARTER


      Purpose. The primary function of the Nominating - Corporate Governance Committee (the "Committee") of Diomed Holdings, Inc. (the "Company") is to (i) identify individuals who are qualified to serve on the Company's Board of Directors (the "Board"), (ii) recommend to the Board to select, the director nominees for the next annual meeting of stockholders and (iii) develop and recommend to the Board corporate governance principles with respect to the Company.

      Composition.

            (a) Appointment. The Committee shall consist of three (3) or more independent directors, as determined by the Board in accordance with Section 121A of the rules of the American Stock Exchange.

      The Board shall appoint the members of the Committee at the meeting not less than annually. If a vacancy occurs on the Committee, the Board shall appoint a member to fill such vacancy at such time. In appointing members to serve on the Committee, the Board shall consider all of the facts, circumstances, and such other qualifications as the Board may determine, in its reasonable judgment, to be relevant to serving on the Committee.

      The Board shall determine, in its discretion, the term of membership of the Committee. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

            (b) Evaluation. The Board shall perform and conduct an annual performance evaluation of the Committee to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws and listing standards.

            (c) Term of Service. Subject to removal as provided in 1(d) and provided that a member is serving as a member of the Board, each member of the Committee shall serve for a term of three(3) years, the terms of the members to be staggered at the time Committee is established.

            (d) Removal. The Board may remove any member of the Committee at any such time as the Board determines, in its reasonable judgment, that (i) such member no longer meets the qualification standard set forth in Section 2(a) of this Charter, or (ii) it is in the best interests of the Company or its shareholders to remove such member from the Committee; provided, that the basis set forth in Clause (ii) shall not be available as grounds for removal of any member within three (3) years after a change in control of the Company has occurred..

            (e) Authority. The Committee shall have the sole and direct authority to engage, retain, approve payment of compensation to, and terminate any director search firm retained to identify and recommend possible candidates for Board membership.

      Meetings. The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate.

      Duties and Responsibilities. The Committee shall have the duty and responsibility to:

            (i) Establish the criteria for Board membership;

            (ii) Consider and recommend candidates, and review candidates recommended by shareholders, to serve on the Board and to recommend the director nominees selected by the Committee for approval by the Board and the shareholders of the Company;

            (iii) Conduct, or engage one or more third parties to conduct, the appropriate and necessary inquires into the backgrounds, experience and qualifications of possible candidates to serve on the Board;

            (iv) Recommend to the Board directors to serve on other Board committees, review the functions of such committees, and make recommendations to the Board regarding the functions of such other committees;

            (v) Review and recommend, on a regular basis, changes to the Company's Corporate Governance Guidelines, including a Conflict of Interest Policy and Related Party Transaction Policy, Code of Conduct for Financial Officers, and Code of Business Conduct and Ethics;

            (vi) Review, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and to make recommendations to the Board regarding the selection of individuals to occupy these positions;

            (vii) Review and update this Charter, periodically, at least annually, as may be necessary or appropriate;

            (viii) Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee; and

            (ix) Perform any other activities consistent with this Charter, the Company's Bylaws and all applicable laws and listing standards, as the Committee deems necessary or appropriate.

DIOMED HOLDINGS, INC.                 VOTE BY INTERNET - www.proxyvote.com
ONE DUNDEE PARK SUITE 5
P.O. BOX 97                           Use the  Internet to transmit  your voting
ANDOVER, MA 01810                     instructions  and for electronic  delivery
                                      of information up until 11:59 P.M. Eastern
                                      Time the day  before the  cut-off  date or
                                      meeting date. Have your proxy card in hand
                                      when you  access  the web site and  follow
                                      the  instructions  to obtain your  records
                                      and  to   create  an   electronic   voting
                                      instruction form.

                                      VOTE BY PHONE - 1-800-690-6903

                                      Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                      VOTE BY MAIL

                                      Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to it Diomed Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                      ELECTRONIC  DELIVERY OF FUTURE SHAREHOLDER
                                      COMMUNICATIONS

                                      If you  would  like to  reduce  the  costs
                                      incurred  by  Diomed  Holdings,   Inc.  in
                                      mailing proxy  materials,  you can consent
                                      to receiving all future proxy  statements,
                                      proxy    cards    and    annual    reports
                                      electronically via e-mail or the Internet.
                                      To sign up for electronic delivery, please
                                      follow  the  instructions  above  to  vote
                                      using the  Internet  and,  when  prompted,
                                      indicate  that  you  agree to  receive  or
                                      access     shareholder      communications
                                      electronically in future years.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                DIOMD1               KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                DETACH AND RETURN THIS PORTION ONLY
====================================================================================================================================
DIOMED HOLDINGS, INC.

  Vote on Directors

  1.    To  elect  nine  directors  to serve                        For Withhold For All        To  withhold  authority  to vote for
        until  the next  annual  meeting  of                        All   For All  Except       any  individual  nominee,  mark "For
        stockholders,    or   until    their                                                    All Except" and write the  nominee's
        successors   are  duly  elected  and                        |_|     |_|     |_|         name on the line below.
        qualified.

  NOMINEES:

  01) Geoffrey Jenkins           06) Peter Klein
  02) Sidney Braginsky           07) Edwin Snape, Ph. D.
  03) Gary Brooks                08) David Swank
  04) A. Kim Campbell            09) James A.Wylie, Jr.
  05) Joseph Harris

                                               For  Against Abstain                                             For  Against Abstain

  Vote on Proposals

  2.    To appove the  issuance of shares of   |_|    |_|     |_|   4.    To  ratify  the   selection  of  BDO  |_|    |_|     |_|
        common   stock   in   exchange   for                              Seidman,   LLP  as   the   Company's
        preferred   stock   we   issued   on                              independent     registered    public
        September  30,  2005 at an  exchange                              accounting firm for 2006.
        rate  less  than  $2.17 per share if
        the  antidiultion  provisions of the                        5.    To transact  such other  business as  |_|    |_|     |_|
        preferred stock so require.                                       may  properly 0 0 0 come  before the
                                                                          meeting. PLEASE SIGN EXACTLY AS NAME
  3.    To approve  the  issuance  of shares   |_|    |_|     |_|         APPEARS ON THIS PROXY.  WHEN SIGNING
        underlying the warrants we issued on                              AS        ATTORNEY,        EXECUTOR,
        September  30,  2005 at an  exercise                              ADMINISTRATOR,   TRUSTEE,  GUARDIAN,
        price of less  than  $2.12 per share                              ETC., GIVE FULL TITLE AS SUCH.
        if the  antidilution  provisions  of
        the warrants so require.

                                               Yes    No

  Please indicate if you plan to attend        |_|    |_|
  this meeting.


  HOUSEHOLDING ELECTION - Please indicate if
  you  consent  to  receive  certain  future
  investor   communications   in  a   single
  package per household.

  ----------------------------------  ------                        ----------------------------------  ------


  ==================================   =====                        ==================================   =====
  Signature [PLEASE SIGN WITHIN BOX]   Date                         Signature (Joint Owners)             Date

====================================================================================================================================

      As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the annual meeting of stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., local time, on May 23, 2006, for the purposes indicated on the reverse side.

      Your board of directors recommends that you vote in favor of each of the proposals described in this proxy statement.

      Only stockholders of record at the close of business on April 3, 2006 will be entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment or postponement thereof. The transfer books will not be closed.

      We hope you can attend the annual meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. Your attention is directed to the attached proxy statement.

 If you  plan  to  attend  the  annual  meeting,  please  note  that  this  is a stockholders' meeting and attendance will be limited to stockholders of the Company or their qualified representatives. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date. A qualified representative of a stockholder must have identification as well as a properly executed proxy from the stockholder he or she is representing. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.


                                      By Order of the Board of Directors,

                                      /s/ David B. Swank
                                      -----------------------------------
                                      Secretary


      Andover, Massachusetts

      April 24, 2006


--------------------------------------------------------------------------------

================================================================================



                              DIOMED HOLDINGS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2006

The stockholder(s) hereby appoint(s) James A. Wylie and David B. Swank, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Diomed Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 23, 2006, at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL GRANT THE PERSONS NAMED AS PROXIES HEREIN DISCRETIONARY AUTHORITY TO CUMULATE VOTES IN CONNECTION WITH THE ELECTION OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES UNDER PROPOSAL 1 AND "FOR" EACH OF THE OTHER PROPOSALS.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



================================================================================